Exhibit (a)(5)(T)

The following are excerpts from the transcript of the earnings conference call held by QUALCOMM Incorporated on November 1, 2017, regarding the financial performance of QUALCOMM Incorporated for the quarter and fiscal year ended September 24, 2017, which excerpts relate to the pending acquisition of NXP Semiconductors N.V.:

PRESENTATION

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Steve M. Mollenkopf - QUALCOMM Incorporated - CEO & Director

Turning to our pending acquisition of NXP. We remain focused on the last few regulatory approvals. We believe this acquisition will provide us with greater scale in automotive, IoT, security and networking with their highly complementary products and world-class sales channel, serving a long tail of customers that are driving growth.

Of the 9 jurisdictions reviewing, we have approvals from 5, including here in the U.S. and Taiwan with China and the EU the largest remaining. We are constructively working with each remaining regulator, and while the clock has stopped in Europe, there is nothing unexpected or surprising in that process for an acquisition of this size.

Significant effort was expended throughout the year on integration planning with NXP. Along with NXP, we continue to see this as an attractive deal for both our stockholders and NXP’s stockholders at $110 per share as the combination brings together a comprehensive set of capabilities to address next-generation auto and IoT devices. We continue to focus on closing the acquisition by the end of calendar 2017 with a potential for the close to slip into 2018 based on the current status of approvals.

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QUESTIONS AND ANSWERS

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James Eugene Faucette - Morgan Stanley, Research Division - Executive Director

Wanted to ask quickly on the NXPI process. You, I think, Steve, indicated that you’re making good progress with the regulators, even though that deal may slip into next year. How are you feeling about your part of the process, et cetera, and whether — if there — if you feel like you’re on the same page with regulators as to the things they may need to ask for?

Donald J. Rosenberg - QUALCOMM Incorporated - EVP, General Counsel and Corporate Secretary

James, this is Don Rosenberg. I’ll take the first part of that. On the regulators, we are, as we’ve said before, working with the rest of the regulators that haven’t yet cleared. As you recall, we have 5 regulators who have cleared already. We are deeply engaged with the others, and we are making progress. It’s a little slower than we’d like to make, but that’s more the process than anything else. And we are feeling good about our engagement and that we were going to get to the end as quickly as we can with them.

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Vijay Raghavan Rakesh - Mizuho Securities USA LLC, Research Division - MD of Americas Research & Senior Semiconductor Analyst

Just one thing on NXPI. Do you still expect it to close in the year, (inaudible) [‘17]?

George S. Davis - QUALCOMM Incorporated - CFO, Principal Accounting Officer and EVP

Yes. We’ve said that we’re still working towards closing in the year, but clearly, we have some activities going on at regulators that are taking a bit longer than we thought. So we could see it slip into early ‘18, but we’re confident it’s on track to close and are still working to close it in the year.

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Christopher Brett Danely - Citigroup Inc, Research Division - MD

I guess, another question on NXP, why not? So if we get through all the approvals but the tender doesn’t go through or as projected, can you talk about what would cause you to walk away versus just raise the price? What would be the circumstances there?

George S. Davis - QUALCOMM Incorporated - CFO, Principal Accounting Officer and EVP

Yes. We’re — right now we’re really just focused on the regulatory close. We think $110 is a very full price, and I think, as you saw on NXP’s earnings release, the management team there is also reinforcing that $110 is an attractive price for their stockholders as well. So right now we’re — we’ll stay focused on just getting this thing to the finish line.

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Additional Information and Where to Find It

This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common shares of NXP Semiconductors N.V. (“NXP”) or any other securities. Qualcomm River Holdings B.V. (“Buyer”), an indirect, wholly owned subsidiary of Qualcomm Incorporated (“Qualcomm”), has filed a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal, and related documents with the United States Securities and Exchange Commission (the “SEC”) and NXP has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. The offer to purchase common shares of NXP is only being made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO, in each case as amended from time to time. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS OF NXP ARE URGED TO READ THESE DOCUMENTS, AS FILED AND AS MAY BE AMENDED FROM TIME TO TIME, CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov. In addition, free copies of these documents may be obtained by contacting Innisfree M&A Incorporated, the information agent for the tender offer, toll free at (888) 750-5834 (for shareholders) or collect at (212) 750-5833 (for banks and brokers).

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to Qualcomm, Buyer or NXP are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties concerning the parties’ ability to complete the tender offer and close the proposed transaction, the expected closing date of the transaction, the financing of the transaction, the anticipated benefits and synergies of the transaction, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction; the ability of Qualcomm to successfully integrate NXP’s businesses, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; Qualcomm’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing; and other risks detailed in Qualcomm’s and NXP’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K and NXP’s most recent Annual Report on Form 20-F and in any subsequent reports on Form 6-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com, and SEC filings for NXP are available in the Investor Relations section of NXP’s website at www.nxp.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.